Exhibit 10.29

Rental Agreement (UDG2)

Party A (Landlord): Dongguan Chang’an Changshi Development Corporation

Address: F11, Chang’an Group Building, Changqing Road, Chang’an Town, Dongguan City

Legal Representative: Lin Guanghui

[seal affixed]

Party B (Tenant): UTAC (Dongguan) Limited

Address: Zhen’An Science and Technology Industrial Park, Zhen’an Road, Chang’an Town, Dongguan City

Legal Representative: Long Zhisheng

In accordance with the Contract Law of the PRC and other applicable laws and regulations, this Agreement is entered into by and between the parties for the lease by Party A of the workshops and dormitories (Phase 2) to Party B on the basis of equality and free will by the parties:

Article 1	Lease properties

The lease properties, located in the Zhen’An Science and Technology Industrial Park, Chang’an Town, Dongguan City, have an area of 43,800m2 including the workshops, dormitories, ancillary structures, facilities and equipment. Basic information on the leased premises is as follows:

One three-story plant (including production building, office building and energy center) with a construction area of 49,356m2;

Two dormitories (6 floors each) with a building area of 17,866m2; ancillary structures (including 417m2 of access bridges and enclosures);

Ancillary facilities and equipment include facilities and equipment used for decoration, electro-mechanics, fire protection, plumbing, telecommunications and power supply (20,000 KW individual cables) and wastewater treatment projects for the aforementioned buildings.

The aforementioned buildings have a total construction area of 67,639m2.

Article 2	Management services

In the agreed Lease Term, Party A will provide Party B with the following management services:

2.1 Party A appoints a factory manager, a declarant, a security supervisor and a finance officer (hereinafter referred to as Party A’s designees) to assist in Party B’s matters of production, operations, customs declarations, finance, labor, public security and other matters. Party B shall pay to each designee a monthly salary of not less than RMB 2,500. The upper limit of the salaries is at the discretion of Party B. Party B is entitled to determine the employment of these designees, who shall be the subjects of and report to Party B management.

2.2 Party A shall assist Party B in ensuring that water & electricity and communication facilities are available and ready for use at all times and in maintaining or repairing such facilities.

2.3 Party A shall assist Party B in maintaining and repairing the workshops & dormitories, including interior and exterior fit-out, ancillary buildings and facilities & equipment, as well as the machines & equipment of Party B.

2.4 Party A shall assist in dealings with government departments and other relevant agencies (including: Administration of Environmental Protection, Customs, Administrations for Industry & Commerce, Taxation, Foreign Exchange and Labor Force, etc.) [seal affixed]

2.5 Party A shall assist with services as may be reasonably and legally required by Party B from time to time for normal production and operation.

Article 3	Terms of the Lease and Management Services

3.1 The term of the lease term is from Jan. 1, 2008 to July 31, 2020; and the term of management services is from Jan. 1, 2008 to July 31, 2020.

3.2 Party B shall notify Party A in writing of any intention to extend the lease within six months after expiration of the lease term. Party B shall have priority for leasing the premises under the same conditions. The clauses concerning the rent for extension of the lease shall be agreed separately by both parties hereto in writing.

Article 4	Rent and Management Service Charge

4.1 The monthly rent and service charge within the agreement term are listed in Attachment I Details of Rent and Management Service Charge for The Second Period. Such rent and management service charge may be adjusted upon mutual agreement within the agreement term.

4.2 The monthly rent and management service charge shall be paid to the designated account of Party B before the 10th working day of the next month.

4.3 In the event that Party B fails to pay the rent and management service charge for three consecutive months after 18 months from the date of signing the agreement due to any reason not attributable to the fault of Party A, and Party B fails to implement the agreement within 30 days after receiving written notice from Party A, Party A shall be entitled to terminate the agreement.

4.4 After receiving the rent and management service charge, Party A shall issue an invoice of equal amount to Party B in accordance with the applicable laws.

Article 5	Relevant Requirements

5.1 Within the lease term, if Party B intends to carry out any reconstruction, expansion or renovation of the leased premises for manufacturing or operations, a written plan shall be submitted to Party A and implemented with the consent of Party A and approval of original designer and relevant competent departments; Party B shall bear the relevant costs. Party A shall assist Party B in obtaining relevant examinations and approval.

5.2 After expiration of the lease term, Party B shall return the leased premises to Party A in clean, complete and good condition; in case of loss and damage of the leased premises, Party B shall be responsible for compensation or repair (except in the case that Party A agrees to reconstruction, expansion or renovation by itself); Party B shall be entitled to remove or otherwise dispose of its production equipment and mobile fixed assets, while the embedded decorations shall not be demolished.

Article 6	Insurance

6.1 Starting from the term of lease to August 31, 2009, Party A shall arrange and maintain full and sufficient insurance coverage for the leased premises (excl. interior fit-out); during the lease term, Party B shall arrange and maintain full and sufficient insurance for the interior fit-out of the leased premises, properties moved into the leased premises by Party B, interior and exterior fit-out added by Party B into the leased premises. [seal affixed]

6.2 In case of full or partial damage to the leased premises not attributable to the fault of Party B, Party A shall use insurance compensation (in case such damage is covered by insurance) and additional funds (in case the insurance compensation is not enough) to repair the leased premises within a reasonable, mutually agreed period. In case Party A fails to repair the leased premises within the agreed period resulting in significant impairment to the operations of Party B and breach of the agreement, Party B shall be entitled to terminate the agreement without assuming any responsibility. However, Party B shall not be entitled to terminate the agreement if such full or partial damage to the leased premises is caused by the fault of Party B, and Party A shall be entitled to claim compensation against Party B for relevant losses, including but not limited to: insurance compensation that is not sufficient to cover the losses, refusal of the insurance company to make compensation for all damages sustained by Party A, and insurance that Party A has no obligation to purchase, etc.

Article 7	Fire prevention

Within the lease term, Party B shall take proper measures for fire-fighting management and fire prevention of the leased premises under this agreement, and shall also bear the loss of the leased premises and any property of Party B caused by fire due to the fault of Party B. Party A shall guarantee the quality and safety of buildings, while Party B shall not be responsible for any fire and other problems caused by building defects and shall be entitled to claim compensation against Party A for personal injury & death, property & operation losses thus caused.

Article 8	Repairs

Within the lease term, Party B shall be responsible for repairing and maintaining the water & electricity and communication facilities, leased premises, machines & equipment moved by Party B, etc., at its own cost, and Party A shall offer assistance.

Article 9	Costs

9.1 Party B shall conduct production and operations independently using the leased premises at its own cost; and all costs and taxes incurred therefrom shall be borne by Party B.

9.2 Party B shall pay employees’ salaries not less than the local minimum salary standard. In addition, Party B shall cover social insurance in full for its employees and personnel appointed by Party A.

Article 10	Intellectual Property Rights

The trademark patents owned by ASAT, Timerson, UTAC and Party B and Party B’s associated personnel or owned by them from time to time are intellectual property rights owned legally by Party B or personnel associated with Party B, which, without the consent or approval of Party B, shall not be used by or sold to any other party or individual.

Article 11	Lien

In the event that Party B suspends payment of the charges payable to Party A, Party A is entitled to confiscate relevant properties in the leased premises until reimbursement of the relevant charges.

Article 12	Confidentiality

Neither party nor its employees shall disclose any commercial secrets such as industrial property rights, non-patent technology, processing methods or flow process to any third party (excl. the other party and its employees, associate and its employees), including: clauses of the agreement as well as documents and information related to the agreement. The obligations hereto shall survive five years after termination or cancellation of the agreement.

Article 13	Liability for Breach

13.1 Either defaulting party shall be responsible for all losses in consequence of breach that are sustained by the other party.

13.2 If Party B unilaterally terminates the agreement in full or in part, or Party A terminates this agreement arising from delay by Party B in payment of rent, within 240 days upon termination of the agreement or receipt of notice of termination by Party A, Party B shall assist in arranging a new rental agreement between a third party and Party A. Otherwise Party B shall be responsible to compensate losses sustained by Party A, including but not limited to: all rent and management service charges that Party A did not receive but should have received under full implementation of the agreement. If the rental terms and conditions rental applicable to the third party are less favorable than those in the agreement, Party B shall also compensate Party A accordingly.

Article 14	Force Majeure

14.1 Force Majeure refers to all events that cannot be foreseen and overcome at the time of the occurrence hereof, including but not limited to: natural disaster, war and riot, pestilence, nuclear accident, government expropriation and requisition, legislation or policy changes and other force majeure events recognized in international commercial practice. In case of government expropriation, Party B shall be entitled to obtain compensation according to current laws and regulations.

14.2 If, due to any force majeure event, either Party is unable to perform its contractual obligations in whole or in part, the affected Party shall notify the other Party immediately. According to the degree of impact of force majeure on the agreement, both parties hereto shall negotiate whether to terminate the agreement in whole or in part, or exempt or partially exempt the contractual obligations, or delay or partially delay the performance.

Article 15	Ownership

15.1 For the purpose of clarity, both parties hereto confirm that: the buildings registered under DGASAT, any land use rights and other properties belong to Party A; these properties and the leased premises under this agreement and other properties of Party A belong to Party A; Party B has ownership to the decorations attached to the leased premises, machines, equipment, spare parts, accessories, inventory products, raw materials and files placed in the leased premises by Party B. [seal affixed]

15.2 Neither party shall infringe the property rights of the other party, unless expressly specified in the applicable laws or the agreement.

Article 16	Applicable Laws and Dispute Settlement

16.1 The effect, interpretation and dispute in connection hereof are governed by the Laws of People’s Republic of China.

16.2 All disputes in connection with the agreement shall be settled amicably through negotiation. In case no settlement can be reached through negotiation, such disputes shall be referred to the Shenzhen Branch of China International Economic and Trade Arbitration Commission for arbitration in accordance with the applicable Rules of Arbitration of the China International Economic & Trade Arbitration Commission. The arbitral award shall be final and binding upon both Parties. During the arbitration period, each Party shall continue to implement the agreement in all respects other than the matter(s) in dispute.

Article 17	Acknowledgement and Special Agreement

17.1 Both parties hereto acknowledge that: the leased premises were leased by an associate of Party B prior to Jan. 1, 2008; Party B paid some rent and management service charges before Jan. 1, 2008 on behalf of its associate; and Party B was currently using and had been using the leased premises prior to the signing of the agreement.

17.2 Both parties agree specifically that: Party A shall not be obliged to refund the rent, management service charges and any other fees paid by Party B on behalf of its associate prior to Jan. 1, 2008.

17.3 Within the lease term under the agreement, Party B shall be entitled to purchase plant facilities and land use rights of land with construction under the agreement, including related insurance compensation. Reference is made to Attachment II Execution Date and Fair Market Value for the execution date and purchase price if Party B exercised purchase rights before July 31, 2011. In case Party B exercised purchase rights after July 31, 2011, the price shall be otherwise negotiated by both parties based on the market price. If Party B fails to exercise purchase on any execution date designated in Attachment II, the rent paid in the month of execution of the purchase rights shall be reduced proportionally on a daily basis.

Article 18	Miscellaneous

18.1 Should any provision in the agreement become illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of the agreement shall not be affected or impaired.

18.2 Neither Party may assign or modify any of its rights or obligations hereunder without written consent of the other Party. This agreement shall be binding upon the legal assignee of either party.

18.3 Attachments hereto constitute an integral part of the agreement and have the same legal force. The agreement and the attachments hereto constitute the entire agreement between the parties relating to the subject matter hereof, and supersede all prior discussions, negotiations, minutes, letters of intent and any other legal document drafts between the parties hereto. [seal affixed]

18.4 The notices provided for in the agreement shall be mailed by EMS to the address of the other party listed on the front page of the agreement. Written notice shall be tendered to the each other in case of change of address.

18.5 The agreement is made in six copies, of which each party shall retain three copies, and all copies shall have the same legal effect.

18.6 This agreement shall become effective immediately upon signature by the legal representatives of the Parties and affixing of their seals.

Party A (Landlord): Dongguan Chang’an Changshi Development Corporation

Legal representative (signature):	/s/ Lin Guanghui

[seal affixed]

Party B (Tenant): UTAC (Dongguan) Limited

Legal representative (signature):	/s/ Long Zhisheng

The Factory hereby signs and confirms the contents and clauses of the agreement

Factory: DGASAT

[seal affixed]

Legal representative (signature):	/s/ Cai Hanguang

Signed: June 30, 2008

CNY3160405.41 foreign exchange paid.

Foreign Exchange Bureau

May 26, 2010

Attachment I: Execution Dates and Fair Market Value

Execution date:	October 31, 2008	Jan. 31, 2009	April 30, 2009	July 31, 2009
Fair market value	HKD 60,000,000	HKD 59,245,000	HKD 58,509,000	HKD 57,783,000
Execution date:	October 31, 2009	Jan. 31, 2010	April 30, 2010	July 31, 2010
Fair market value	HKD 57,066,000	HKD 56,368,000	HKD 55,642,000	HKD 55,009,000
Execution date:	October 31, 2010	Jan. 31, 2011	April 30, 2011	July 31, 2011
Fair market value	HKD 54,340,000	HKD 53,689,000	HKD 53,038,000	HKD 52,406,000

Notes: in case the actual execution date is inconsistent with the scheduled date, the purchase price shall be subject to the fair market price on the past execution date, and reduced proportionally by the number of days from the past scheduled date to actual execution date.

Details of Rent and Management Service Charge for the Second Period

Period (M/Y)	Rent and management service charge (CNY, Yuan)		Period (M/Y)	Rent and management service charge (CNY, Yuan)	Period (M/Y)	Rent and management service charge (CNY, Yuan)
1/2008	1,473,342.21		4/2012	1,580,784.52	7/2016	686,000.00
2/2008	1,477,091.70		5/2012	1,575,224.93	8/2016	686,000.00
3/2008	1,480,841.19		6/2012	1,569,665.34	9/2016	686,000.00
4/2008	1,484,590.68		7/2012	1,564,105.75	10/2016	686,000.00
5/2008	1,488,340.17		8/2012	1,558,546.16	11/2016	686,000.00
6/2008	1,492,089.66		9/2012	1,552,986.57	12/2016	686,000.00
7/2008	1,495,839.15		10/2012	1,547,426.98	1/2017	686,000.00
8/2008	1,499,588.64		11/2012	1,541,867.39	2/2017	686,000.00
9/2008	1,503,338.13		12/2012	1,536,307.80	3/2017	686,000.00
10/2008	1,507,087.63		1/2013	1,530,748.21	4/2017	686,000.00
11/2008	1,510,837.12		2/2013	1,525,188.62	5/2017	686,000.00
12/2008	1,514,586.61		3/2013	1,519,629.03	6/2017	686,000.00
1/2009	1,518,336.10		4/2013	1,514,069.44	7/2017	686,000.00
2/2009	1,522,085.59		5/2013	1,508,509.85	8/2017	686,000.00
3/2009	1,525,835.08		6/2013	1,502,950.26	9/2017	686,000.00
4/2009	1,529,584.57		7/2013	1,497,390.67	10/2017	686,000.00
5/2009	1,533,334.06		8/2013	1,491,831.08	11/2017	686,000.00
6/2009	1,537,083.56		9/2013	1,486,271.49	12/2017	686,000.00
7/2009	1,540,833.05		10/2013	1,480,711.90	1/2018	686,000.00
8/2009	1,544,582.54		11/2013	1,475,152.31	2/2018	686,000.00
9/2009	1,548,332.03		12/2013	1,469,592.71	3/2018	686,000.00
10/2009	1,552,081.52		1/2014	686,000.00	4/2018	686,000.00
11/2009	1,555,831.01		2/2014	686,000.00	5/2018	686,000.00
12/2009	1,559,580.50		3/2014	686,000.00	6/2018	686,000.00
1/2010	1,563,329.99		4/2014	686,000.00	7/2018	686,000.00
2/2010	1,567,079.48		5/2014	686,000.00	8/2018	686,000.00
3/2010	1,570,828.98		6/2014	686,000.00	9/2018	686,000.00
4/2010	1,574,578.47		7/2014	686,000.00	10/2018	686,000.00
5/2010	1,578,327.96	Ö	8/2014	686,000.00	11/2018	686,000.00
6/2010	1,582,077.45	Ö	9/2014	686,000.00	12/2018	686,000.00
7/2010	1,585,826.94		10/2014	686,000.00	1/2019	686,000.00
8/2010	1,589,576.43		11/2014	686,000.00	2/2019	686,000.00
9/2010	1,593,325.92		12/2014	686,000.00	3/2019	686,000.00
10/2010	1,597,075.41		1/2015	686,000.00	4/2019	686,000.00
11/2010	1,600,824.90		2/2015	686,000.00	5/2019	686,000.00
12/2010	1,604,574.40		3/2015	686,000.00	6/2019	686,000.00
1/2011	1,608,323.89		4/2015	686,000.00	7/2019	686,000.00
2/2011	1,612,073.38		5/2015	686,000.00	8/2019	686,000.00
3/2011	1,615,822.87		6/2015	686,000.00	9/2019	686,000.00
4/2011	1,619,572.36		7/2015	686,000.00	10/2019	686,000.00
5/2011	1,623,321.85		8/2015	686,000.00	11/2019	686,000.00
6/2011	1,627,071.34		9/2015	686,000.00	12/2019	686,000.00
7/2011	1,630,820.83		10/2015	686,000.00	1/2020	686,000.00
8/2011	1,625,261.24		11/2015	686,000.00	2/2020	686,000.00
9/2011	1,619,701.65		12/2015	686,000.00	3/2020	686,000.00
10/2011	1,614,142.06		1/2016	686,000.00	4/2020	686,000.00
11/2011	1,608,582.47		2/2016	686,000.00	5/2020	686,000.00
12/2011	1,603,022.88		3/2016	686,000.00	6/2020	686,000.00
1/2012	1,597,463.29		4/2016	686,000.00	7/2020	686,000.00
2/2012	1,591,903.70		5/2016	686,000.00
3/2012	1,586,344.11		6/2016	686,000.00